Filed pursuant to Rule 424(b)(3)
Registration No. 333-78091

Prospectus Supplement to

Prospectus dated July 2, 1999.

1,465,508 Shares

Host Hotels & Resorts, Inc.

Common Stock

This prospectus supplement amends and supplements our prospectus dated July 2, 1999. The prospectus relates to the offer and sale from time to time by the selling stockholders of our common stock issuable upon the redemption of units of limited partner interest in Host Hotels & Resorts, L.P. (formerly Host Marriott, L.P.), if and to the extent that such selling stockholders redeem their units and we elect to issue shares of common stock in exchange for these units. You should read this prospectus supplement in conjunction with the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “HST”. The last reported sale price of the common stock on November 24, 2008 was $7.38 per share.

No securities are being offered or sold by us pursuant to this prospectus supplement. We will not receive any of the proceeds from the sale of these shares by the selling stockholders.

Investing in our common stock involves risks. See “Risk Factors” on page S-5 of this prospectus supplement to read about matters you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated November 25, 2008.

This prospectus supplement contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Marriott®, Ritz-Carlton®, Hyatt®, Four Seasons®, Fairmont®, Hilton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection® and Swissôtel®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees, is an issuer or underwriter of the securities being offered. In addition, none of such person has or will have any responsibility or liability for any information contained in this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” and ”our” are to Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. together, including their consolidated subsidiaries. References to “Host” are to Host Hotels & Resorts, Inc. and references to “Host L.P.” are to Host Hotels & Resorts, L.P., a Delaware limited partnership (and its consolidated subsidiaries), in cases where it is important to distinguish between Host and Host L.P.

This prospectus supplement, or the information incorporated by reference, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference, is inconsistent with the accompanying prospectus, this prospectus supplement or the information incorporated by reference will apply and will supersede that information in the accompanying prospectus. Information incorporated by reference to our filings with the Securities and Exchange Commission, or Commission, after the date of this prospectus supplement may add, update or change information in this prospectus supplement and the accompanying prospectus. If information in such subsequent filings is inconsistent with the accompanying prospectus or this prospectus supplement, the information incorporated by reference will apply and will supersede that information in this prospectus supplement and the accompanying prospectus. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates.

It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in making your investment decision. You should also read and consider the information in the documents we have referred you to under the heading “Where You Can Find More Information” in this prospectus supplement. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement. To receive a free copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Secretary, Host Hotels & Resorts, Inc., 6903 Rockledge Drive, Suite 1500, Bethesda, Maryland, 20817 ((240) 744-1000). Documents incorporated by reference in this prospectus supplement are also available on our internet website at www.hosthotels.com.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. This prospectus supplement is an offer to sell only the shares offered hereby and only under the circumstances and in the jurisdictions where it is lawful to do so.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. Such material may also be accessed electronically by means of the Commission’s home page on the internet (http://www.sec.gov) and on our website (http://www.hosthotels.com). You can also inspect reports and other information we file with the Commission at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3, of which this prospectus forms a part, and related exhibits with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement contains additional information about us and our common stock. You can inspect or access electronically the registration statement and exhibits by the means described in the paragraph above.

The Commission allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the information that we file later with the Commission may update and supersede the information in this prospectus and the information we incorporated by reference. We incorporate by reference the documents listed below and any filings made by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until all of the securities offered by this prospectus have been sold or the offering is otherwise terminated (in each case, other than information in such documents that is deemed not to be filed):

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (including information specifically incorporated by reference therein from our Proxy Statement for our 2008 Annual Meeting) filed on February 26, 2008;

•	Our Definitive Proxy Statement on Schedule 14A filed on April 10, 2008;

•	Current Report on Form 8-K dated February 27, 2008 and filed on February 27, 2008;

•	Current Report on Form 8-K dated March 12, 2008 and filed March 17, 2008;

•

Current Report on Form 8-K dated April 23, 2008 and filed April 23, 2008, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act;

•	Current Report on Form 8-K dated April 22, 2008 and filed April 28, 2008;

•

Current Report on Form 8-K dated July 16, 2008 and filed July 16, 2008, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act;

•

Current Report on Form 8-K dated October 10, 2008 and filed October 10, 2008, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act;

•	Current Report on Form 8-K dated November 6, 2008 and filed November 12, 2008;

•

Current Report on Form 8-K dated November 18, 2008 and filed November 18, 2008, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act;

•	Current Report on Form 8-K dated November 21, 2008 and filed November 21, 2008;

•	Current Report on Form 8-K dated November 24, 2008 and filed November 24, 2008;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 21, 2008 and filed April 28, 2008;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 13, 2008 and filed July 21, 2008;

•	Quarterly Report on Form 10-Q for the quarterly period ended September 5, 2008 and filed October 15, 2008;

•	Description of our common stock included in Registration Statement on Form 8-A, as amended, of HMC Merger Corporation, filed November 18, 1998 (as amended on December 28, 1998);

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Secretary, Host Hotels & Resorts, Inc., 6903 Rockledge Drive, Suite 1500, Bethesda, Maryland, 20817, telephone: (240) 744-1000.

You should rely only upon the information provided in this document or incorporated by reference in this prospectus and any supplement. We have not authorized anyone to provide you with different information.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and in the information incorporated by reference we make some “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are included throughout this prospectus supplement and the information incorporated by reference herein, including in the section entitled “Risk Factors” and relate to, among other things, analyses and other information based on forecasts of future results and estimates of amounts not yet determinable. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue,” and other similar terms and phrases, including references to assumptions.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by us in the forward-looking statements include, among others, the following:

•

national and local economic and business conditions and changes in travel patterns that will affect demand for products and services at our hotels, the level of room rates and occupancy that can be achieved by such properties and the availability and terms of financing and our liquidity;

•	changes in taxes and government regulations that influence or determine wages, prices, construction procedures and costs;

•	our ability to maintain properties in a first-class manner, including meeting capital expenditure requirements;

•	our ability to compete effectively in areas such as access, location, quality of accommodations and room rate;

•	our ability to maintain good relationships with property managers;

•	operating risks associated with the hotel business;

•	risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements;

•	our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations;

•

the effect of terror alerts and potential terrorist activity on travel and our ability to recover fully under our existing insurance for terrorist acts and our ability to maintain adequate or full replacement cost “all-risk” property insurance on our properties;

•	government approvals, actions and initiatives, including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof;

•	the effects of tax legislative action;

•

our ability and the ability of each of our subsidiary REITs to continue to satisfy complex rules in order for us to maintain our status as a real estate investment trust, or REIT, for federal income tax purposes, the ability of Host L.P. to satisfy the rules to maintain its status as a partnership for federal income tax purposes, and our ability and the ability of our subsidiaries, and similar entities that we acquire or establish, to operate effectively within the limitations imposed by these rules;

•	the effect of any rating agency downgrades on the cost and availability of new debt financings;

•	the relatively fixed nature of our property-level operating costs and expenses; and

•	other factors discussed under the heading “Risk Factors” in our latest Annual Report on Form 10-K.

Although we believe that the expectations reflected in any of our forward-looking statements are based upon reasonable assumptions, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect and actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent known and unknown risks and uncertainties. Accordingly, our forward-looking statements are qualified in their entirety by reference to the factors described above and under the heading “Risk Factors” and in the information incorporated by reference herein. Except as otherwise required by the federal securities laws, we disclaim any obligation to publicly release any updates or revisions to any forward-looking statement contained in this prospectus supplement to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT THE COMPANY

Host is a Maryland corporation and operates as a self-managed and self-administered REIT. We conduct our business as an umbrella partnership REIT through our direct and indirect subsidiaries, including Host Hotels & Resorts, L.P., a Delaware limited partnership of which we are the sole general partner and in which we hold approximately 96% of the partnership interests as of September 5, 2008.

As of September 5, 2008, we owned 117 properties containing approximately 64,000 rooms located throughout the United States, in Toronto and Calgary, Canada, Mexico City, Mexico, and in Santiago, Chile. Additionally, we own a 32.1% interest in a European joint venture that owns 11 luxury and upper-upscale hotels located in Europe with approximately 3,500 rooms. Our hotels are operated under brand names that are among the most respected and widely recognized in the lodging industry—including Marriott®, Ritz-Carlton®, Hyatt®, Four Seasons®, Fairmont®, Hilton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection® and Swissôtel®.

The address of our principal executive office is 6903 Rockledge Drive, Suite 1500, Bethesda, Maryland, 20817. Our phone number is (240) 744-1000. Our Internet website address is www.hosthotels.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus.

RISK FACTORS

You should carefully consider the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to buy our common stock.

Before you decide to buy our common stock, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, the matters discussed in the section entitled “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Quarterly Reports on Form 10-Q and the federal income tax considerations discussed in our Form 8-K filed February 27, 2008, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. These risk factors and other information may be updated from time to time by our future filings under the Exchange Act, or by additional prospectus supplements. For more information, see the section entitled “Where You Can Find More Information” in the accompanying prospectus.

CHANGES TO SELLING STOCKHOLDER INFORMATION

Since the date of the accompanying prospectus, the selling stockholders named therein have sold a total of 46,248,367 shares. Accordingly, the total number of shares that remain to be offered pursuant to this prospectus supplement is 1,465,508. Each of the following selling stockholders has redeemed or transferred all of its units in Host Hotels & Resorts, L.P. that are covered by this prospectus and, in the case of selling stockholders who have redeemed their units, have sold or transferred the shares of our common stock that they received upon such redemption:

Blackstone Real Estate Partners I L.P.

Blackstone Real Estate Partners Two L.P.

Blackstone Real Estate Partners Three L.P.

Blackstone Real Estate Partners IV L.P.

Blackstone RE Capital Partners L.P.

Blackstone RE Capital Partners II L.P.

Blackstone RE Offshore Capital Partners L.P.

Blackstone Real Estate Holdings L.P.

Blackstone Real Estate Associates II L.P.

Blackstone Real Estate Management Associates II L.P.

Blackstone Real Estate Capital Associates II L.P.

Blackstone Family Real Estate Partnership L.P.

Blackstone Family Real Estate Partnership II L.P.

Blackstone Real Estate Partners II.TE.1 L.P.

Blackstone Real Estate Partners II.TE.2 L.P.

Blackstone Real Estate Partners II.TE.3 L.P.

Blackstone Real Estate Partners II.TE.4 L.P.

Blackstone Real Estate Partners II.TE.5 L.P.

BREP II - Related Segregated Trust Fund

BRE Logan Hotel, Inc.

RTZ Management Corp.

CR/RE L.L.C.

BRE/Ceriale L.L.C.

BRE/Cambridge L.L.C.

HT-Burlingame Limited Partnership

H-OP, LLC

HE-HM, LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Merrill Lynch Mortgage Capital Inc.

David Rubenstein

Duke University

Trustees of the University of Pennsylvania

Gellar & Co.

Golden Eagle Entertainment Corp.

Centaur Partners I LP

Centaur Partners IV LP

E. Robert Roskind

White Oak Land Corp.

As a result, the information in the selling stockholder table, appearing under the heading “Selling Shareholders” in the accompanying prospectus, is amended by replacing that table with the following:

Name of Selling Shareholder	Number of Shares of Common Stock Offered Hereby
Blackstone Real Estate Partners II L.P.	1
Blackstone Real Estate Holdings II LP	1
S.B. Westridge, Inc.	10,893
John G. Schreiber	393,737
John G. Schreiber 1987 Children’s Trust	185,097
Jennifer C. Arch	15,777
Heather E. Sannes	27,442
Amy D. Schreiber	27,442
John G. Schreiber Annual Gift Trust	120,931
Jennifer C. Arch 2006 Revocable Trust	11,665
Mathew D. Schreiber	5,000
Michael D. Schreiber	11,277
Peter G. Peterson	193,928
Stephen A. Schwarzman	215,386
Timothy R. Coleman	688
Mark T. Gallogly	72,474
James J. Mossman	48,748
Gary M. Sumers	65,344
Jonathan D. Gray	10,404
Holly Peterson Trust under Peter G. Peterson 1997 Family Trust	6,360
James Peterson Trust under Peter G. Peterson 1997 Family Trust	6,360
Michael Peterson Trust under Peter G. Peterson 1997 Family Trust	6,360
Z&T Associates LLC	24,152
John Z. Kukral 1998 Long-Term Trust	6,041

Total	1,465,508

All information concerning beneficial ownership of shares of common stock offered hereby is obtained from selling stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Host Hotels & Resorts, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, the financial statement schedule of real estate and accumulated depreciation as of December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein. KPMG’s report on the consolidated financial statements and financial statement schedule makes reference to Host changing its method of accounting for contingencies related to income taxes due to the adoption of Financial Accounting Standard Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” in 2007.

PROSPECTUS

47,713,875 Shares

Host Marriott Corporation

Common Stock

The persons or entities listed herein, who may become shareholders of Host Marriott Corporation, may offer and sell from time to time up to 47,713,875 shares of our common stock under this prospectus. We refer to such persons or entities as the selling shareholders. We may issue the offered shares to the selling shareholders if and to the extent that such selling shareholders redeem their units of limited partnership interest in Host Marriott, L.P. and we choose to issue to them our common stock in exchange for their partnership units. We are registering the offered shares as required under the terms of a registration rights agreement between the selling shareholders and us. Fifty percent of the offered shares (23,856,938 shares) become eligible for sale commencing on or after July 1, 1999; twenty five percent (11,928,469 shares) become eligible for sale commencing on or after October 1, 1999; and the remaining twenty five percent (11,928,468 shares) become eligible for sale commencing on or after January 1, 2000. Our registration of the offered shares does not mean that any of the selling shareholders will offer or sell any of the offered shares. We will receive no proceeds of any sales of the offered shares by the selling shareholders, but we will incur expenses in connection with the offering.

The selling shareholders may sell the offered shares in public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. The selling shareholders may sell the offered shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

Our common stock is listed on the New York Stock Exchange under the symbol “HMT.”

Neither the Securities and Exchange Commission nor any state securities commission has approved of these offered shares, or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

The date of this prospectus is July 2, 1999.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission under the Securities Act of 1933. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the Commission’s rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

This prospectus provides you with a general description of the offered shares. Each time a selling shareholder sells any of the offered shares, the selling shareholder will provide you with this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy materials that we have filed with the Commission, including the registration statement, at the following Commission public reference rooms:

450 Fifth Street, N.W.	7 World Trade Center	500 West Madison Street
Room 1024	Suite 1300	Suite 1400
Washington, D.C. 20549	New York, New York 10048	Chicago, Illinois 60661

Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

Our Commission filings can also be read at the following address:

New York Stock Exchange 20 Broad Street New York, New York 10005

Our Commission filings are also available to the public on the Commission’s Web Site at http://www.sec.gov.

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the offered securities to which this prospectus relates have been sold or the offering is otherwise terminated.

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (filed on March 26, 1999).

2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (filed on May 10, 1999).

3.	Current Report on Form 8-K (filed on May 3, 1999).

4.	Description of our common stock included in a Registration Statement on Form 8-A filed on November 18, 1998 (as amended on December 28, 1998).

5.	Description of our Rights included in a Registration Statement on Form 8-A filed on December 11, 1998 (as amended on December 24, 1998).

You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (301) 380-2070 between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time:

Corporate Secretary

Host Marriott Corporation

10400 Fernwood Road

Bethesda, Maryland 20817

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. In addition to historical information, this prospectus and other materials filed or to be filed by us with the Commission and incorporated by reference in this prospectus contain or will contain forward-looking statements within the meaning of the federal securities laws, including the cautionary statements incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 1998 under the caption “Risk Factors” and other similar statements contained elsewhere in the Form 10-K. Forward-looking statements include information relating to our intent, belief or current expectations, primarily, but not exclusively, with respect to:

•	economic outlook;

•	capital expenditures;

•	cost reductions;

•	cash flow;

•	operating performance;

•	financing activities;

•	our tax status; or

•	related industry developments, including trends affecting our business, financial condition and results of operations.

We intend to identify forward-looking statements in this prospectus and other materials filed or to be filed by us with the Commission and incorporated by reference in this prospectus by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “objective,” “plan,” “predict,” “project” and “will be” and similar words or phrases, or the negatives thereof or other similar variations thereof or comparable terminology.

All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include the following factors that could affect such forward-looking statements:

•	national and local economic and business conditions that will, among other things, affect demand for hotels and other properties, the level of rates and occupancy that can be achieved by such properties and the availability and terms of financing;

•	the ability to maintain the properties in a first-class manner, including meeting capital expenditure requirements;

•	our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures;

•	our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations;

•	changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs;

•	governmental approvals, actions and initiatives including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof;

•	the effects of tax legislative action, including the possible enactment of the Real Estate Investment Trust Modernization Act of 1999; and

•	our ability to satisfy the complex rules in order to qualify for taxation as a REIT for federal income tax purposes and to operate effectively within the limitations imposed by these rules.

Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give you no assurance that such expectations will be attained or that any deviations will not be material. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

As used herein and in any accompanying prospectus supplement, “Host Marriott,” “Company,” “our,” “us” or “we” refer to Host Marriott Corporation, a Maryland corporation, and one or more of our subsidiaries, including Host Marriott, L.P., a Delaware limited partnership, and all the predecessors, or, as the context may require, Host Marriott Corporation only or Host Marriott, L.P. only. All references to Host Delaware shall mean our predecessor, Host Marriott Corporation, a Delaware corporation.

THE COMPANY

Host Marriott was formed to continue and expand the hotel lodging property ownership business of its predecessors. Host Marriott succeeded to this business as a result of its merger with Host Marriott Corporation, a Delaware corporation, and other restructuring transactions consummated in December 1998 which we refer to as the “REIT conversion.” Host Marriott is one of the largest owners of hotels in the world, with ownership of, or controlling interests in, approximately 124 upscale and luxury full-service hotel lodging properties in its portfolio as of June 30, 1999. Virtually all of these properties are leased to subsidiaries of Crestline Capital Corporation, a Maryland corporation and formerly a wholly owned subsidiary of Host Marriott, and are generally operated under the Marriott and Ritz-Carlton brand names and managed by Marriott International, Inc. Host Marriott will make an election to be taxed as a REIT for federal income tax purposes effective for its taxable year beginning January 1, 1999. Host Marriott owns substantially all of its assets and conducts substantially all of its business through Host Marriott, L.P. and its subsidiaries. Host Marriott is the sole general partner of Host Marriott, L.P.

Our principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817-1109, and our telephone number is (301) 380-9000.

NO PROCEEDS TO THE COMPANY

We will not receive any of the proceeds from sales of the offered shares by the selling shareholders. We will pay all costs and expenses incurred in connection with the offering of the offered shares, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and share transfer and other taxes attributable to the sale of the common stock, which will be paid by the selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders hold 47,713,875 units of limited partnership interest in Host Marriott, L.P. which they acquired on December 30, 1998 in exchange for properties and assets. We may issue the offered shares to the selling shareholders if and to the extent that they redeem their partnership units and we elect to issue to them shares of our common stock in exchange. The following table provides the name of each selling shareholder and the number of shares of common stock that may be issued to and offered by each selling shareholder. As of June 30, 1999, none of the selling shareholders owns any shares of common stock. All the offered shares offered by a selling shareholder represent shares of common stock that may be issued by us upon the redemption of the selling shareholder’s partnership units. The offered shares, if issued, will become eligible for sale pursuant to the following schedule: fifty percent (50%), or 23,856,938 shares, will become eligible for sale commencing on or after July 1, 1999; twenty five percent (25%), or

11,928,469 shares, will become eligible for sale commencing on or after October 1, 1999; and the remaining twenty five percent (25%), or 11,928,468 shares, will become eligible for sale commencing on or after January 1, 2000. Since the selling shareholders may sell all, some or none of the offered shares, no estimate can be made of the number of offered shares that will be sold by the selling shareholders or that will be owned by the selling shareholders upon completion of the offering. The offered shares represent approximately 21% of the total shares of common stock outstanding as of June 30, 1999, assuming redemption of all outstanding partnership units for shares of common stock.

Name of Selling Shareholder	Number of Shares of Common Stock Offered Hereby

Blackstone Real Estate Partners I L.P.	4,356,783
Blackstone Real Estate Partners Two L.P.	285,679
Blackstone Real Estate Partners Three L.P.	2,771,544
Blackstone Real Estate Partners IV L.P.	87,134
Blackstone RE Capital Partners L.P.	454,392
Blackstone RE Capital Partners II L.P.	49,873
Blackstone RE Offshore Capital Partners L.P.	87,732
Blackstone Real Estate Holdings L.P.	2,394,697
Blackstone Real Estate Partners II L.P.	13,315,506
Blackstone Real Estate Holdings II L.P.	3,737,981
Blackstone Real Estate Partners II.TE.1 L.P.	11,204,854
Blackstone Real Estate Partners II.TE.2 L.P.	484,448
Blackstone Real Estate Partners II.TE.3 L.P.	2,303,484
Blackstone Real Estate Partners II.TE.4 L.P.	468,555
Blackstone Real Estate Partners II.TE.5 L.P.	985,554
BRE Logan Hotel, Inc.	31,957
RTZ Management Corp.	14
CR/RE L.L.C.	27,078
BRE/Ceriale L.L.C.	468,470
BRE/Cambridge L.L.C.	263,025
HT-Burlingame Limited Partnership	1,414,277
H-OP, LLC	729,523
HE-HM, LLC	578,051
Merrill Lynch, Pierce, Fenner & Smith Incorporated	448,926
Merrill Lynch Mortgage Capital Inc.	484,179
White Oak Land Corp.	247,786
David Rubenstein	30,057
Duke University	1,883
Trustees of the University of Pennsylvania	433

Total	47,713,875

PLAN OF DISTRIBUTION

Any of the selling shareholders may from time to time, in one or more transactions, sell all or a portion of the offered shares on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which the common stock is listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered shares from time to time will be determined by the selling shareholders and, at the time of such determination, may be higher or lower than the market price of the common stock on the New York Stock Exchange. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling shareholder or from purchasers of the offered shares for whom they may act as agents, and underwriters may sell the offered shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The offered shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the offered shares may be sold include:

•	a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	an exchange distribution in accordance with the rules of the New York Stock Exchange;

•	privately negotiated transactions; and

•	underwritten transactions.

The selling shareholders and any underwriters, dealers or agents participating in the distribution of the offered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the offered shares by the selling shareholders and any commissions received by an such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

When a selling shareholder elects to make a particular offer of the offered shares, this prospectus and a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such selling shareholder and any other required information. In order to comply with the securities laws of certain states, if applicable, the offered shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the offered shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with. We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the offered shares, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of our counsel and accountants. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and stock transfer and other taxes attributable to the sale of the offered shares. Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of the offered shares, and their respective directors, trustees, officers, partners, agents, employees and affiliates, may be entitled to indemnification by us against specified liabilities, including liabilities, losses, claims, damages and expenses and any actions or proceedings arising under the securities laws in connection with this offering, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. We also have agreed to indemnify each of the selling shareholders and each person who controls (within the meaning of the Securities Act) such selling shareholder, and their respective directors, trustees, officers, partners, agents, employees and affiliates, against specified losses, claims, damages, liabilities and expenses and any actions or proceedings arising under the securities laws in connection with this offering. Each of the selling shareholders has agreed to indemnify us, each person who controls us (within the meaning of the Securities Act), underwriters, dealers and agents, and each of our and their directors, trustees, officers, partners, agents, employees and affiliates, against specified losses, claims, damages, liabilities and expenses arising and any actions or proceedings under the securities laws in connection with this offering with respect to written information furnished to us by such selling shareholder; provided, however, that the indemnification obligation is several, not joint, as to each selling shareholder.

EXPERTS

The consolidated financial statements and schedule appearing in our Annual Report on Form 10-K for the year ended December 31, 1998, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

LEGAL MATTERS

The validity of the offered shares will be passed upon for us by Hogan & Hartson L.L.P., Washington, D.C. If any portion of the offered shares is distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.